EXHIBIT 4.3


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                               AVON PRODUCTS, INC.

                                    as Issuer

                                       and


                            THE CHASE MANHATTAN BANK

                                   as Trustee

                                -----------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December o, 1999

                       To Indenture of Avon Products, Inc.

                          Dated as of November 9, 1999


                                -----------------


                        $200,000,000 6.90% Notes due 2004

                        $300,000,000 7.15% Notes due 2009


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     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December o, 1999, between
AVON PRODUCTS, INC., a New York corporation, as Issuer (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee (the "Trustee"), under the Indenture referred to hereinafter.

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of November 9, 1999 (the "Indenture"), providing for the issuance of $200,000,000 principal amount of 6.90% Notes due 2004 and $300,000,000 principal amount of 7.15% Notes due 2009 of the Company (collectively, the "Securities");

     WHEREAS, except as otherwise defined herein, any capitalized term used but not defined herein shall have the meaning set forth in the Indenture;

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Company and the Trustee have agreed to enter into this First Supplemental Indenture to amend the provisions of Sections 2.03, 2.05, 3.02 and 3.05 of the Indenture;

     WHEREAS, the parties hereto are entering into this First Supplemental Indenture, in connection with the filing with the Commission of a Registration Statement on Form S-4 in respect of the Securities, for the purpose of amending the Indenture to allow Exchange Securities to be issued thereunder in minimum denominations of $1,000 and integral multiples thereof;

     WHEREAS, the execution and delivery of this First Supplemental Indenture has been authorized by a Board Resolution and all acts, conditions and requirements necessary to make this First Supplemental Indenture a valid and binding agreement in accordance with its terms and for the purposes herein set forth have been done and taken, and the execution and delivery of this First Supplemental Indenture have otherwise been in all respects duly authorized;

     NOW THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other party and for the equal and proportionate benefit of the Holders of the Securities, as follows:



                                    ARTICLE 1
                                   AMENDMENTS

     SECTION 1.01. The first sentence of the thirteenth paragraph of the "Form of Reverse of Security" appearing in Section 2.03 of the Indenture is hereby amended to add to the end of such sentence, before the period, the following:

          "; provided, that Exchange Securities may be issued in denominations of $1,000 and any integral multiple thereof."

     SECTION 1.02. The proviso to the first sentence of Section 2.05 is hereby deleted in its entirety and replaced by the following:

          "; provided, however, that the term "Restricted Security" shall not include any Exchange Securities or any Securities as to which restrictions have been terminated in accordance with Section 3.05."

     SECTION 1.03. Section 3.02 of the Indenture is hereby amended to add to the end of such section, before the period, the following:


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          "; provided, that Exchange Securities may be issued in denominations of $1,000 and any integral multiple thereof."

     SECTION 1.04. The last sentence of the sixth paragraph of Section 3.05(a) of the Indenture is hereby deleted in its entirety and replaced by the following:

          "Exchange Securities and other Securities which are not Restricted Securities, as well as Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities, shall not bear such legend."



                                    ARTICLE 2
                            MISCELLANEOUS PROVISIONS

     SECTION 2.01. Except as specifically amended and supplemented by this First Supplemental Indenture, the Indenture shall remain in full force and effect.

     SECTION 2.02. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE.

     SECTION 2.03. The Trustee accepts the modification of the Indenture as hereby effected but only upon the terms and conditions set forth in the Indenture as amended and supplemented by this First Supplemental Indenture.

     SECTION 2.04. The parties may sign any number of counterparts of this First Supplemental Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

     SECTION 2.05. Except as otherwise provided in the Indenture, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the date first written above.



                                      AVON PRODUCTS, INC.
                                      as Issuer

                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                      THE CHASE MANHATTAN BANK,
                                      as Trustee

                                      By:
                                          ------------------------------------
                                          Name:
                                          Title:


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